Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Adaptimmune Therapeutics plc:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.  Our report refers to a change in the method of accounting for revenue recognition in 2018 due to the adoption of the Accounting Standard Codification Topic 606, Revenue from Contracts with Customers.

/s/ KPMG LLP
Reading, United Kingdom
August 30, 2019